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                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT


     This Employment Agreement is made and entered into effective as of the 1st day of June, 1999, by and between Skynet Holdings, Inc., a Delaware corporation (hereinafter referred to as "Employer"), and Byron Hogue, a resident of Tennessee (hereinafter referred to as "Employee").

     IN CONSIDERATION of the mutual promises of the parties, and other valuable consideration, the parties agree as follows:

     1.   Term.
          ----

          The Employer does hereby employ and retain the services of Employee for a term of one (1) year commencing effective as of June 1, 1999 and ending May 30, 2000 (hereinafter, the "Initial Term"). The Initial Term shall be automatically extended and renewed for successive one-year periods (each year beyond the Initial Term referred to as an "Extended Term") upon the terms and conditions set forth within this Agreement, however, the Agreement may be terminated by either party hereto provided no less than ninety (90) days notice is given prior to the scheduled expiration of the Initial Term. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time following the expiration of the Initial Term by either party giving the other party at least ninety (90) days prior written notice.

     2.   Duties.
          ------

          During the term of employment, Employee shall be employed as Chairman and shall in that capacity undertake whatever tasks as shall in good faith be assigned to him by the Employer's Chief Executive Officer or by Employer's Board of Directors. Employee shall devote his full productive time, energies and abilities to the proper and efficient operation of the business of Employer and shall not undertake or engage in any other business activity or continue or assume any other business affiliations which conflict or interfere with the performance of his services hereunder without the consent of Employer's Board of Directors. Employee also agrees that he shall not usurp or misappropriate, either to himself, or to any other person or entity, any corporate or other opportunities that would otherwise be available to the Employer.

     3.   Compensation.
          ------------

          The full compensation and remuneration of Employee for the services provided for herein during each year of employment hereunder, shall be as follows:

          a) an annual base salary in the sum of One Hundred Seventy-Five Dollars ($175,000), less applicable employment and withholding taxes imposed under federal and state law, payable in accordance with the general payroll practices of Employer, as from time to time in effect.
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          b)   interim and annual bonuses (of cash, stock and/or options), if at all, in such amounts and upon such terms and conditions as may be determined solely within the discretion of the Employer's Board of Directors; and

          c) Common Stock Options (the "Employment Options") to purchase an aggregate of Six Hundred Thousand (600,000) Options at an exercise price of $6.50 which shall be subject to vesting pursuant to the provisions of Section
2.3 of that certain Option to Purchase Common Stock of Skynet Holdings, Inc. No.1999-4 ("Option Agreement"), and Employee is subject to and agrees to be bound by all of the terms, conditions and provisions of said Option Agreement as though Employee were named therein as "Holder", and the issuance of options to Employee is fully conditioned upon the issuance thereof to the Holder subject to all contingencies stated in said Option Agreement.

     4.   Fringe Benefits.
          ---------------

          a) Employee shall be entitled, subject to the terms and conditions of particular plans and programs adopted by the Board of Directors, to all fringe benefits generally afforded to other senior executives of the Employer, including but not by way of limitation, the right to participate in any pension, stock option, retirement, major medical, group health, disability, accident and life insurance, and other employee benefit programs made generally available, from time to time, by the Employer.

          b) During the term of this Agreement, Employer shall include Employee and his family in family health insurance coverage provided for executive level employees of Employer, and shall pay one hundred percent (100%) of all health insurance premiums.

     5.   Termination.
          -----------

          Employer shall have the right to terminate this Agreement by twenty
(20) days written notice after which such termination, Employer shall have no further obligations hereunder other than the payment of accrued base salary and reimbursement of accrued expenses, upon the occurrence of any of the following events or circumstances:

          a)   death of Employee;

          b) by reason of "incapacity" of Employee (which for this purpose shall occur if Employee becomes ill or injured or otherwise becomes incapacitated such that, in the opinion of the Board of Directors, he cannot fully carry out and perform his employment duties, and such incapacity shall continue for a period of 120 consecutive days); or

          c) if Employee is terminated for "cause" for any of the following events: (i) any act or omission perpetrated as the result of gross negligence or with intent to harm the Employer or any of its affiliates or subsidiaries, or the business of either; (ii) commission of a felony for which Employee is convicted by a court of law; (iii) perpetration of a dishonest act or a common law fraud against the Employer or any of its affiliates or subsidiaries, found by a court of law; (iv) the continued refusal to follow the directives of the Board of Directors of Employer which are made in good faith and not contrary to law; (v) if Employee has so conducted himself

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(whether in connection with his employment or otherwise) in a manner in which it appears, in the sole discretion of Employer's Board of Directors, that his continued employment under the terms of this Agreement is no longer in the best interests of the Employer; or (vi) if Employee has violated or broken any of the covenants or obligations imposed on Employee by this Agreement.

     6.   Discoveries and Inventions.
          --------------------------

          Employee, in partial consideration of his employment and salary to be paid to him, hereby agrees to disclose promptly to Employer, or any subsidiary, parent, or affiliated company or its nominees, each and every discovery, improvement and/or invention made, conceived and/or developed by him whether during working hours or otherwise, during the entire period of his said employment, which discoveries, improvements and/or inventions are capable of use in any way in connection with the business of the Employer and for the same consideration, Employee does hereby grant and convey to Employer or its nominee, the entire right, title and interest, domestic and foreign, or such lesser interests as such Employer at its option in any particular case may choose to accept, in and to each or all of said discoveries, improvements and/or inventions; and he does further agree to sign all applications for patents or copyrights, and to execute and deliver all assignments and other documents, and to perform all acts and do all things necessary to make this Agreement and the said grant and conveyance effective with respect to particular discoveries, improvements and/or inventions.

     7.   Expenses.
          --------

          Employer agrees to reimburse Employee for all ordinary and necessary out-of-pocket expenses incurred in connection with his employment hereunder upon the presentation by Employee, from time to time, of an itemized account of such expenditures; but only to the extent that such expenses are deductible to Employer pursuant to the U.S. Internal Revenue Code.

     8.   Vacation.
          --------

          Employee shall be entitled each year to a vacation [of up to four (4) weeks], during which time his compensation shall be paid in full. Employee shall use his best efforts, however, not to schedule any such vacations at a time when either the Chief Executive Officer or Chief Operating Officer of Employer is also on vacation or is otherwise out of the office. Furthermore, Employee shall not, without the consent of Employer, schedule a vacation of more than two (2) weeks in any three (3) month period.

     9.   Confidential Information.
          ------------------------

          a) Employee acknowledges and agrees that all confidential information, trade secrets, names of customers, suppliers, financial, accounting or administrative information, business procedures or other information or knowledge which is made known to Employee during the course of his employment by Employer or any of its subsidiaries is confidential and the property of the Employer;

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          b)   Employee agrees that during the term of his employment by
Employer, and at all times thereafter forever, except in the ordinary course of fulfilling Employee's assigned duties and obligations, Employee shall not, without the prior express, written consent of the Employer, publish, disclose or make known to anyone, or make any use of or authorize, assist, or enable anyone else to publish or disclose or make use of, any confidential information or Employer property, including, but not limited to, trade secrets, names of customers, suppliers, financial, accounting or administrative information, business procedures or any other information or knowledge which becomes known to Employee as the result of or during his employment by the Employer.

     10.  Other Termination Provisions.
          ----------------------------

          Notwithstanding anything herein contained to the contrary, Employer may terminate this Agreement upon thirty (30) days' written notice to Employee upon the happening of any of the following events:

          a)   the sale by Employer of substantially all of its assets;

          b) a bona fide decision by Employer to terminate its business and liquidate its assets; or

          c) the merger or consolidation of Employer in a transaction in which the shareholders of Employer receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

     11.  Negative Covenant.
          -----------------

          For a period of one (1) year following: (i) termination of this Agreement either due to expiration of the Initial Term or the Extended Term, or for any other reason identified in this Agreement, or (ii) the voluntary resignation of Employee, Employee will not, on his own behalf or as partner, officer, director, employee, consultant, or stockholder (holding more than ten percent (10%) of the issued and outstanding stock of any firm or company) of any other business, either directly or indirectly, solicit any "active customers" of Employer, or any affiliates or subsidiaries of Employer (for the purposes of this Paragraph 11, defined in the aggregate as the "Company"), or perform any work, services, or labor for or on behalf of any firm or company engaged in any business competitive with or similar to the business of the Company in any state or foreign country where the Company does business. Accordingly, the Company is granted the right by Employee to apply to any court of competent jurisdiction for one or more temporary or permanent injunctions enjoining Employee, his agents and employees, from violating the provisions of this Agreement and/or from continuing to breach such provisions. For the purposes of this paragraph 11, the term "active customer" shall mean any current customers of the Company, or any customers or prospective customers of the Company within the twelve months immediately preceding the date of termination or nonrenewal of this Agreement or Employee's resignation.

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     12.  Miscellaneous.
          -------------

          a)   Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
between the parties hereto relative to the subject matter hereof and shall not be modified, changed or altered in any respect except in writing signed by both parties to this Agreement.

          b)   Benefits.  This Agreement shall inure to the benefit of and be
               --------
binding upon the parties hereto and their respective next of kin, legatees, administrators, executors, legal representatives, successors and permitted assigns.

          c)   Attorneys Fees.  In the event either party is required to obtain
               --------------
the services of any attorney to enforce the provisions of this Agreement, the prevailing party shall be entitled to its reasonable costs and attorney's fees including expert witness fees, and costs of investigation.

          d)   Illegal Contract.  In case any provision of this Agreement shall
               ----------------
be held invalid, illegal or unenforceable, in whole or in part, neither the validity of the remaining part of such provision, nor the validity of any other provision of this Agreement shall in any way be affected thereby.

          e)   Waiver.  A waiver of any breach of this Agreement, or of any of
               ------
the terms or conditions by either party thereto, shall not be deemed a waiver of any repetition of such breach or in any way affect any other terms or conditions hereof. No waiver shall be valid or binding unless it shall be in writing signed by the parties.

          f)   Binding Effect.  This Agreement, when executed by one duly
               --------------
authorized officer of the corporation, shall bind the corporation and its successors and assigns.

          g)   Successors and Assigns.  Unless otherwise provided for, this
               ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest and assigns, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party.

          h)   Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of Delaware. Each party hereby expressly and irrevocably consents to the jurisdiction of the courts located in the City in which the executive headquarters of Employer is located, and any action hereunder may be commenced and tried only in a court of competent jurisdiction located in the City in which Employer's executive headquarters is located.

          i)   Time.  Time is of the essence of this Agreement and each and
               ----
every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

          j)   Notices.  Any notice to any party under this Agreement shall be
               -------
in writing, shall be effective on the earlier of (i) the date when received by such party, or (ii) the date which

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is three (3) days after mailing (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth as follows:

                    To:  EMPLOYER

                         Skynet Holdings, Inc.
                         343 Glasgow Avenue
                         Inglewood, CA  90301

                         Attn:  Vjekoslav Nizic,
                                Chief Executive Officer

                    With a copy to:

                         Stephen M. Cohen, Esquire
                         Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center
                         14th Floor
                         1835 Market Street
                         Philadelphia, PA 19103

                    To:  EMPLOYEE

                         Byron Hogue
                         _________________________
                         _________________________
                         _________________________

          k)   Additional Acts and Documents.  Each party hereto agrees to do
               -----------------------------
all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement.

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          IN WITNESS WHEREOF the parties hereto have duly executed this
Agreement the day and year first above written.

                                 EMPLOYER:

                                 SKYNET HOLDINGS, INC.

                                 By:   /s/ Vjekoslav Nizic
                                     ----------------------------------
                                          Vjekoslav Nizic,
                                          Chief Executive Officer


                                 EMPLOYEE:

                                       /s/ Byron Hogue
                                    -----------------------------------
                                          Byron Hogue

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